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                                                                    Exhibit 15.1

To the Shareholders and Board of Directors of Crawford & Company:

We are aware of the incorporation by reference in the previously filed Registration Statement File Nos. 33-47536, 33-36116, 333-02051, 333-24425,
333-24427, 333-43740, 333-87465, 333-87467, and 333-125557 of Crawford &
Company's Form 10-Q for the quarter ended June 30, 2005, which includes our report dated August 3, 2005 related to the unaudited condensed consolidated interim financial statements.

                                                 /s/ Ernst & Young LLP

Atlanta, Georgia
August 3, 2005

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